                                                                      Exhibit 11

                       TRIBUNE/SWAB-FOX COMPANIES, INC.
                       Computation of Earnings per Share
                    (In thousands except per share amounts)


                                                                       Year Ended December 31,
                                                                1994              1993           1992
                                                             ---------          --------       --------
PRIMARY EARNINGS PER SHARE:
Income (loss) before discontinued and
  extraordinary item                                         $  2,564           $ (5,713)      $ 9,142
Add:
     After tax interest expense applicable
       to 11% Convertible Debentures due in 1997                   --                 --           125
Deduct:
     Dividends on New Senior Preferred Stock                     (103)              (103)         (103)
     Dividends on Class A Preferred Stock                         (15)               (15)          (15)
     Dividends on 6 1/2% Preferred Stock                          (21)               (21)           --
                                                              -------           --------       -------
Income (loss) before discontinued and
  extraordinary losses applicable to common
  and common equivalent shares                                  2,425             (5,852)        9,149
Discontinued operations, net of income tax                     (2,816)            (4,800)         (790)
Extraordinary loss, net of income tax                              --               (560)           --
                                                              -------           --------       -------
     Net income (loss) applicable to common
       and common equivalent shares                           $  (391)          $(11,212)      $ 9,149
                                                              =======           ========       =======
Weighted average number of common
  and common equivalent shares outstanding
     Common shares                                             29,742             30,286        30,740
     Common equivalent shares:
        From 6 1/2% Preferred Stock                                --                 --         1,387
        From 11% Convertible Debentures due in 1997                --                 --         1,404
                                                              -------           --------       -------
                                                               29,742             30,286        33,531
                                                              =======           ========       =======
Income (loss) per common
  and common equivalent share:
     Continuing operations                                    $  0.08           $  (0.19)     $   0.27
     Discontinued operations                                    (0.09)             (0.16)        (0.02)
     Extraordinary loss                                            --              (0.02)           --
                                                              -------           --------       -------
Net income (loss) per common share                           $  (0.01)          $  (0.37)      $  0.25
                                                             ========           ========       =======
FULLY DILUTED EARNINGS PER SHARE:
Income (loss) before discontinued and extraordinary item     $  2,564           $ (5,713)     $  9,142
Add:
     After tax interest expense applicable to:
       11% Convertible Debentures due in 1997                      --                 --           125
       11% Convertible Debentures due in 1998                      57                 57            57
Deduct:
     Dividends on Class A Preferred Stock                         (15)               (15)          (15)
     Dividends on 6 1/2% Preferred Stock                          (21)               (21)           --
                                                             --------           --------       -------
Income (loss) before discontinued and
  extraordinary losses applicable to common
  and common equivalent shares                               $  2,585           $ (5,692)      $ 9,309
Discontinued operations, net of income tax                     (2,816)            (4,800)         (790)
Extraordinary loss, net of income tax                              --               (560)           --
                                                             --------           --------       -------
     Net income (loss) applicable to common
       and common equivalent shares                          $   (231)          $(11,052)      $ 8,519
                                                             ========           ========       =======

                       TRIBUNE/SWAB-FOX COMPANIES, INC.
                       Computation of Earnings per Share
                    (In thousands except per share amounts)


                                                                      Year Ended December 31,
                                                             1994               1993            1992
                                                          ---------          ---------       ---------
FULLY DILUTED EARNINGS PER SHARE -
  Continued:

Weighted average number of common
  and common equivalent shares outstanding
  Common shares and common equivalent shares                   29,742            30,286         33,531
  Assumed conversion of 11% Debentures due in 1998                348               348            348
  Assumed conversion of New Senior Preferred Stock                 --               976            976
                                                             --------           -------        -------
                                                               30,090            31,610         34,855
                                                             ========          ========        =======
Income (loss) per common
  and common equivalent share:
     Continuing operations                                   $   0.09          $  (0.18)       $  0.26
     Discontinued operations                                    (0.09)            (0.15)         (0.02)
     Extraordinary loss                                            --             (0.02)            --
                                                             --------          --------        -------
Net income (loss) per common share                           $  (0.00)         $  (0.35)       $  0.24
                                                             ========          ========        =======

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